ARTICLES OF INCORPORATION

                                       OF

                            INTERNET AUDITIONS, INC.


     FIRST. Name. The name of the corporation is:
     -----  ----

                            INTERNET AUDITIONS, INC.
                            ------------------------

     SECOND.  Registered Office. The Corporation's  initial registered office in
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the State of Nevada is located at c/o Nevada Corporate  Center,  Inc., 1 Airport
Road, Suite 2, Minden, Nevada 89423. The registered office in Nevada may be changed by the Directors of the Corporation. This Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the Bylaws of said Corporation, and this Corporation may conduct all Corporation business of every kind and nature, including holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

     THIRD. Resident Agent. The resident agent for this Corporation shall be:
     -----  --------------

                          NEVADA CORPORATE CENTER, INC.

     The address of said agent in the state of Nevada shall be:

                      1 Airport Road, Minden, Nevada 89423

     FOURTH. Existence. The Corporation is to have perpetual existence.
     ------  ---------

     FIFTH.   Purpose.   This  Corporation  is  organized  for  the  purpose  of
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transacting any and all lawful activities or business for which corporations may be formed under Chapter 78 of the Nevada Revised Statutes (NRS), as designated by the board of directors of the corporation.

     SIXTH. Capital Structure.
     -----  -----------------

     Section  1.  Authorized  Capital.  The  aggregate  number of shares and the
                  -------------------
amount of the total authorized capital of this Corporation shall consist of 60,000,000 shares of common stock with a par value of $.001 per share and 6,000,000 shares of preferred stock with a par of $.001 per share.

     Section 2. Share Status. All common shares will be equal to each other, and
                ------------
when issued, shall be fully paid and nonassessable, and the private property of shareholders shall not be liable for corporate debts. Preferred shares shall have such preferences and voting rights as the Directors may assign to them prior to issuance. Each holder of a common share of record shall have one vote for each share of stock outstanding in his name on the books of the Corporation and shall be entitled to vote said stock. Each holder of a preferred share of


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record  shall have one vote for each share of stock  outstanding  in his name on the books of the Corporation, if such voting right was assigned by the Board of Directors upon issuance.

     Section 3.  Consideration for Shares. The stock of the Corporation shall be
                 ------------------------
issued for such consideration as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be nonassessable.

     Section 4. Pre-Emptive  Rights.  Except as may otherwise be provided by the
                -------------------
Board of Directors, holders of shares of stock of the Corporation shall have no pre-emptive right to purchase, subscribe for or otherwise acquire shares of stock of the Corporation, rights, warrants or options to purchase stocks or securities of any kind convertible into stock of the Corporation.

     Section  5.  Dividends.  Dividends  in  cash,  property  or  shares  of the
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Corporation may be paid, as and when declared by the Board of Directors,  out of funds of the Corporation to the extent and in the manner permitted by law.

     Section 6. Distribution in Liquidation.  Upon any liquidation,  dissolution
                ---------------------------
or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of the common stock, subject to preferences, if any, granted to holders of the preferred shares. The Board of Directors may, from time to time, distribute to the shareholders in partial liquidation from stated capital of the Corporation, in cash or property, without the vote of the shareholders, in the manner permitted and upon compliance with limitations imposed by law.

     Section  7. No  Assessment.  The  capital  stock,  after the  amount of the
                 --------------
subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation or any other purpose.

     SEVENTH. Powers of the Corporation. In furtherance and not in limitation of
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the  powers  granted  by the State of  Nevada,  the  Corporation  shall have the following specific powers:

     Section  1.  Officers.  The  Corporation  shall  have the power to elect or
                  --------
appoint officers and agents of the Corporation and to fix their compensation.

     Section  2.  Capacity.  The  Corporation  shall have the power to act as an
                  --------
agent for any individual, association, partnership, corporation or other legal entity, and to act as general partner for any limited partnership.

     Section 3.  Acquisitions.  The Corporation shall have the power to receive,
                 ------------
acquire,  hold,  exercise  rights  arising out of the  ownership  or  possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporations or governments.


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     Section 4.  Gifts.  The  Corporation  shall have the power to make gifts or
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contributions   for  the  public  welfare  or  for  charitable,   scientific  or
educational purposes.

     Section  5.  Right to Amend or  Restate  Articles.  The right is  expressly
                  ------------------------------------
reserved to amend, restate, alter, change, or repeal any provision or provisions contained in these Article of Incorporation or any Article herein by a majority vote of the members of the Board of Directors and a majority vote of the shareholders of the Corporation in accordance with the Nevada Revised Statutes.

     EIGHTH. Voting by Shareholders.
     ------  ----------------------

     Section 1. Voting Rights;  Cumulative  Voting.  Each  outstanding  share of
                ----------------------------------
common stock is entitled to one vote and each fractional share of common stock is entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of Directors of the Corporation and every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are Directors to be elected, and for whose election he has a right to vote. Preferred shares are to have the same voting rights as common shares if so designated by the Board of Directors upon issuance.

     Section 2. Majority Vote.  Except as otherwise  provided herein or provided
                -------------
by the Nevada Revised Statutes, when, with respect to any action to be taken by the Shareholders of the Corporation, any and every such action shall be taken by the vote or concurrence of the holders of a majority of the outstanding shares entitled to vote thereon.

     SEVENTH. Board of Directors.  The governing board of this Corporation shall
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be known as  directors,  and the  number of  directors  may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this Corporation, providing that the number of directors shall not be more than seven
(7) or reduced to fewer than one (1).

     In furtherance and not in limitation of the powers conferred by the State of Nevada, the Board of Directors is expressly authorized and empowered:

     Section 1. Bylaws. To make, alter, amend and repeal the Bylaws,  subject to
                ------
the power of the shareholders to alter or repeal the Bylaws made by the Board of Directors.

     Section 2. Books and Records.  Subject to the applicable  provisions of the
                -----------------
Bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be open to shareholder inspection. No shareholder shall have any right to inspect any of the accounts, books, or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the shareholders of the Corporation.

     Section 3. Power to Borrow.  To authorize  and issue,  without  shareholder
                ---------------
consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge, or mortgage, as security therefor, any real or personal property of the Corporation, including after-acquired property.


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     Section 4.  Dividends.  To determine  whether any and, if so, what part, of
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the  earned  surplus  of the  Corporation  shall  be  paid in  dividends  to the shareholders, and to direct and determine other use and disposition of any such earned surplus.

     Section 5. Profits. To fix, from time to time, the amount of the profits of
                -------
the Corporation to be reserved as working capital or for any other lawful purposes.

     Section 6. Employees' Plans. From time to time to provide and carry out and
                ----------------
to recall, abolish, revise, amend, alter, or change a plan or plans for the participation by all or any of the employees, including Directors and officers of this Corporation or of any corporation in which or in the welfare of which the Corporation has any interest, and those actively engaged in the conduct of this Corporation's business, in the profits of this Corporation or of any branch or division thereof, as a part of this Corporation's legitimate expenses, and for the furnishing to such employees and persons, or any of them, at this Corporation's expense, of medical services, insurance against accident, sickness, or death, pensions during old age, disability, or unemployment, education, housing, social services, recreation, or other similar aids for their relief or general welfare, in such manner and upon such terms and conditions as may be determined by the Board of Directors.

     Section  7.  Warrants  and  Options.  The  Corporation,  by  resolution  or
                  ----------------------
resolutions of its Board of Directors, shall have power to create and issue, whether or not in connection with the issue and sale of any shares of any other securities of the Corporation, warrants, rights, or options entitling the holders thereof to purchase from the Corporation any shares of any class or classes of any other securities of the Corporation, such warrants, rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times (which may be limited or unlimited in duration), and the price or prices (not less than the minimum amount prescribed by law, if any) at which any such warrants, rights, or options may be issued and any such shares or other securities may be purchased from the Corporation upon the exercise of such warrant, right, or option shall be such as shall be fixed and stated in the resolution or resolutions of the Board of Directors providing for the creation and issue of such warrants, rights or options. The Board of Directors is hereby authorized to create and issue any such warrants, rights or options from time to time for such consideration, and to such persons, firms, or corporations, as the Board of Directors may determine.

     Section 8. Compensation.  To provide for the reasonable compensation of its
                ------------
own members, and to fix the terms and conditions upon which such compensation will be paid.

     Section 9.  Not in  Limitation.  In  addition to the  powers and  authority
                 ------------------
hereinabove, or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation and of the Bylaws of the Corporation.

     Section 10. Right of Directors to Contract with Corporation. No contract or
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other  transaction  between this Corporation and one or more of its Directors or


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any other corporation,  firm, association, or entity in which one or more of its
Directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

     A. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes of consents of such interested Directors; or

     B. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

     C.   The contract or transaction is fair and reasonable to the Corporation.

     Section  11.  Corporate  Opportunity.  The  officers,  Directors  and other
                   ----------------------
members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, Directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, Director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, Directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the right of any officer, Director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, Director or member of management) from any duties which he may have to this Corporation.

     Section 12. First Board of  Directors.  The name and street  address of the
                 -------------------------
first board of directors shall be one (1) in number and listed as follows:

     NAME:                       ADDRESS:
     -----                       --------

     George McKelvey             1629 York St. Suite 102, Denver, CO 80206

     NINTH. Indemnification of Officers and Directors. The Board of Directors of
     -----  -----------------------------------------
the Corporation shall have the power to:




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     A.   Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo
                                                                            ----
contendere or its equivalent  shall not of itself create a presumption  that the
----------
person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     B. Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     C. Indemnify a Director, officer, employee or agent of the Corporation to the extent that such person has been successful on the merits in defense of any action, suit or proceeding referred to in Subparagraph A or B of this Article or in defense of any claim, issue, or matter therein, against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     D. Authorize indemnification under Subparagraph A or B of this Article (unless ordered by a court) in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Subparagraph A or B. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     E. Authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized in Subparagraph D of this Article upon receipt of an undertaking by or on behalf of the Director,


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officer,  employee  or  agent to  repay  such  amount  unless  it is  ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     F. Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of this Article.

     The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, and the Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

          IN WITNESS WHEREOF, the undersigned  incorporator has set his hand and
          ------------------
seal this _____ day of _______________ 2002.





------------------------------------
(signature)



------------------------------------
(printed name of incorporator)

CERTIFICATION OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
------------------------------------------------------------

I,                       ,  hereby accept  appointment as Resident Agent for the
  -----------------------
above named corporation.


DATE:                      , 2002
      ---------------------              ------------------------------------
                                         (Signature of Agent)











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